PURE Bioscience Closes on $1.5 Million Financing and Provides Business Update

SAN DIEGO, CA (Aug. 16, 2018) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, announced today that it has closed on an approximately $1.5 million private placement with existing shareholders. The $1.5 million the company raised includes cancelled indebtedness held by the Company’s director, Tom Y. Lee, of approximately $504,000. 3,333,964 shares of common stock were issued at $0.45 per share. Proceeds of the financing will be used for general working capital purposes.

The shares were offered and sold pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The shares have not been registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, the shares in any jurisdiction in which such offer or solicitation would be unlawful.

MANAGEMENT/COST RESTRUCTURING

PURE also announced the retirement of Chairman David J. Pfanzelter. Pfanzelter joined PURE in 2013 as part of the Company’s focus on food safety and committed to serve for five years. Pfanzelter has agreed to the Board’s request to act as a consultant to PURE for the next three years. The office of Chairman will remain vacant.

Working towards its previously stated goal of achieving cash flow breakeven in calendar Q1 2019, PURE continues to implement meaningful restructuring and cost reduction measures while pursuing immediate revenue generating opportunities.

●	Board and management salaries and fees have been reduced, in some cases by 50%.

●	Material reductions are being made in outside services costs.

●	Sales and marketing expenses not directly related to new customer acquisitions and revenue growth are being eliminated.

As a result of these initiatives, we estimate the annual revenue run rate required to reach cash flow breakeven is now approximately $6.0 million (down from the $7.0 million previously projected).

BUSINESS INITIATIVES + REVENUE MOMENTUM

PURE Control® – Produce Update:

Taylor Farms, North America’s largest supplier of salads and fresh-cut vegetables, has combined PURE Control as a pre-treatment with its SmartWash® wash system and launched SmartWash Boost as a game-changing antimicrobial treatment for produce. In 3+ years of Taylor’s rigorous testing, results show SmartWash Boost consistently demonstrated superior incremental pathogen reduction and risk mitigation when compared with products presently on the market.

●	Taylor Farms recently began sales and marketing of the solution to its key foodservice and retail customers: https://youtu.be/tZ0tLy4DKOs.

Eight additional produce processors also are testing or evaluating PURE Control.

PURE® Hard Surface – Expanding Use:

Food Transport: Earlier this year, Sysco approved our new PURE Hard Surface food transport sanitizing solution for use system wide in its 90+ operating companies.

●	We are currently in use in 18 of these operating companies, and have a goal of being in use in 50% of Sysco’s system by the end of this calendar year.

●	When fully deployed, this represents a potential $2-3 million revenue stream to PURE.

Six additional distributors and processors also are testing or evaluating PURE Hard Surface.

-Continued-

Processing/Manufacturing: Sales to processors and manufacturers continue to build.

●	Existing customers, like Taylor Farms, Del Monte, and Unilever are expanding applications and increasing usage rates.

●	We are adding new customers at the rate of 4+ per month.

●	Developing new market - we have identified a need, and developed applications and protocols, for use in poultry breeder barns and hatcheries, and are beginning testing with two leading companies.

Restaurants:

●	We have rolled out system wide to all 210 locations of The Cheesecake Factory.

●	We are in final testing/evaluation with two additional national casual dining chains.

Hank R. Lambert, CEO of PURE, said, “First and foremost, on behalf of our entire Board and management team, I want to thank Dave for his numerous and valuable contributions, insights and guidance in his role as our Chairman. We look forward to an orderly transition and to reaping the benefits of Dave’s expertise for the next several years.

“We are pleased that this month, Taylor Farms has begun marketing SmartWash Boost to its foodservice and retail customers. As Taylor gains adoption, we believe these PURE Control sales will help contribute revenues to PURE of approximately $1 million per plant/per year from Taylor’s 14-plant nationwide network. As stated in the Taylor Farms video (above), SmartWash Boost ‘…provides a virtual kill step’ that ‘would have prevented’ the recent romaine outbreak and ‘is the next generation of prevention of outbreaks, period.’ This is a strong endorsement from the market leader, and we are proud to be partnered with them.”

Lambert continued, “It’s important to note that, while we continue to actively sell and market to new customers, from projections based on only our existing customer base, we are confident that we can achieve cash flow breakeven in calendar Q1 2019. Sales of PURE Hard Surface to manufacturers/processors continue to build. Customers are expanding applications and we are adding plants and new customers at a growing rate. We also continue to grow our restaurant segment business,” concluded Lambert.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena — providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and it mitigates bacterial resistance. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements”. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2017 and Form 10-Q for the third fiscal quarter ended April 30, 2018. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:
Hank Lambert, CEO	Terri MacInnis, VP of IR
PURE Bioscience, Inc.	Bibicoff + MacInnis, Inc.
619-596-8600 ext.103 hlambert@purebio.com	818-379-8500 terri@bibimac.com